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                                                                      Exhibit 12

                               G&L Realty Corp.
               Computation of Ratio of Earnings to Fixed Charges
                          Annual Report on Form 10-K
                               December 31, 1998
                                (In thousands)

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Net Income (earnings)                                         $ 4,313
                                                              =======
Fixed Charges:
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 Interest expense                                               8,495
 Capitalized interest                                             545
 Amortization of deferred financing costs                         188
                                                              -------
Total fixed charges                                           $ 9,228
                                                              =======

Total Fixed Charges and Preferred Dividends:
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 Total fixed charges                                          $ 9,228
 Preferred dividends                                            7,381
                                                              -------
Total fixed charges and preferred dividends                   $16,609
                                                              =======

Ratio of earnings to fixed charges and preferred dividends      0.82x
                                                              =======
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